Filed Pursuant to Rule 424(b)(5)

Reg. No. 333-283830

Prospectus Supplement, Dated December 1, 2025

(to Prospectus dated December 20, 2024)

BT BRANDS, INC.

Up to $3,565,880 Shares of

Common Stock

This Prospectus Supplement (this “prospectus supplement”), amends and supplements our at-the-market offering prospectus dated December 20, 2024 (the “at-the-market offering prospectus”). This prospectus supplement should be read in conjunction with the at-the-market offering prospectus dated December 20, 2024, which is to be delivered with this prospectus supplement. This prospectus supplement amends and supplements only those sections of the at-the-market offering prospectus listed in this prospectus supplement; all other sections of the at-the-market offering prospectus remain as is.

BT Brands, Inc. (“we,” “us,” “our” or the “Company”) entered into an Equity Distribution Agreement with Maxim Group LLC (“Maxim”) dated December 13, 2024 (the “Original EDA”), relating to the sale of our common stock offered by the at-the-market offering prospectus. On November 21, 2025, we amended the Original EDA (as amended, the “Equity Distribution Agreement”) to, among other things, increase the maximum amount of shares of our common stock that we may offer and sell under the Equity Distribution Agreement from $3,005,000 to $3,565,880 from time to time through Maxim, acting as agent; provided, however, that in no event will we issue or sell through Maxim such number of shares of common stock that would cause us or the offering of the shares of common stock to not satisfy the eligibility and transaction requirements for use of Form S-3 (including General Instruction I.B.6 of Form S-3). As of December 1, 2025, we have not sold any shares of our common stock pursuant to the Equity Distribution Agreement.

Maxim will be entitled to compensation at a fixed commission rate of 3.0% of the gross proceeds of each sale of shares of our common stock. See “Plan of Distribution” beginning on page S-9 for additional information regarding the compensation to be paid to Maxim. In connection with the sale of shares of our common stock on our behalf, Maxim will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Maxim will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Maxim with respect to certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Our common stock is listed on the Nasdaq Capital Market under the symbol “BTBD.” Warrants to purchase shares of our common stock issued by us on November 12, 2021 are listed on the Nasdaq Capital Market under the symbol “BTBDW.” On October 2, 2025, the last reported sale price of our common stock on the Nasdaq Capital Market was $2.11 per share. Sales of our common stock, if any, under this prospectus supplement, will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). Maxim is not required to sell any specific amount but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

As of  October 2, 2025, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, is approximately $10,805,698, which is calculated based on 5,121,184 shares of our outstanding common stock held by non-affiliates and a price of $2.11 per share, the closing price of our common stock on October 2, 2025, which is the highest closing sale price of our common stock on the Nasdaq Capital Market within the prior 60 days of this prospectus. During the prior twelve calendar month period that ends on and includes the date hereof, we have not offered and sold any of our securities pursuant to General Instruction I.B.6 to Form S-3. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float (the market value of our common stock held by our non-affiliates) in any 12-month period so long as our public float remains below $75.0 million. As of October 2, 2025, one-third of our public float is equal to approximately $3,565,880.

Investing in our common stock involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page S-4 of this prospectus supplement, P-5 of the at-the-market offering prospectus, and the section captioned “Item 1A — Risk Factors” in our most recently filed Annual Report on Form 10-K, which we have incorporated by reference into this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Maxim Group LLC

The date of this prospectus supplement is December 1, 2025

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement relates to part of a registration statement on Form S-3 (File No. 333-283830) that we have filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in our base prospectus supplement included in the shelf registration statement in one or more offerings up to a total aggregate offering price of $25,000,000. The $3,565,880 of shares of common stock that may be offered, issued and sold under this prospectus supplement is included in the $25,000,000 of securities that may be offered, issued and sold by us pursuant to our shelf registration statement.

This prospectus supplement relates to the offering of our shares of common stock. Before buying any of our shares of common stock that we are offering, we urge you to carefully read this prospectus supplement, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.

This prospectus supplement describes the terms of this offering of our shares of common stock and also adds to and updates information contained in the documents incorporated by reference into this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference into this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference into this prospectus supplement) the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and in any free writing prospectus supplement that we have authorized for use in connection with this offering. We have not, and Maxim has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and Maxim is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the documents incorporated by reference in this prospectus supplement, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this prospectus supplement, the documents incorporated by reference in this prospectus supplement, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus supplement to “BT Brands,” the “Company,” “we,” “us,” “our” and similar references refer to BT Brands, Inc., an entity incorporated under the laws of the State of Wyoming, and where appropriate our consolidated subsidiaries.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, including the documents that we incorporate by reference herein, may contain, forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including statements regarding our future financial condition, business strategy and plans and objectives of management for future operations. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “believe,” “will,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “might,” “approximately,” “expect,” “predict,” “could,” “potentially,” “seek” or the negative of these terms or other similar expressions. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations.

Discussions containing these forward-looking statements may be found, among other places, in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the documents incorporated by reference in this prospectus supplement, including our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments thereto.

These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. We discuss in greater detail, and incorporate by reference into this prospectus supplement in their entirety, many of these risks and uncertainties under the section entitled “Risk Factors” included in our most recent Annual Report on Form 10-K, as well as any amendments thereto, filed with the SEC, which are incorporated by reference into this prospectus supplement. Additional factors are discussed under the section entitled “Risk Factors” in this prospectus supplement and any free writing prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus supplement. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement.

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PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus supplement or incorporated by reference in this prospectus supplement. It may not contain all of the information that is important to you. You should carefully read the entire prospectus supplement and the documents incorporated by reference in this prospectus supplement before deciding whether to invest in our securities.  Unless the context otherwise requires, the terms “BT Brands,” the “Company,” “we,” “us” and “our” refer to BT Brands, Inc. and not to any of its existing or future subsidiaries.

Our Business

BT Brands owns and operates various restaurants in the eastern two-thirds of the United States. As of June 29, 2025, including our partially-owned Bagger Dave’s business, we operated eighteen restaurants comprising the following:

•	Six Burger Time fast-food restaurants located in the North Central region of the United States;

•	Keegan’s Seafood Grille in Indian Rocks Beach, Florida;

•	Pie In The Sky Coffee and Bakery in Woods Hole, Massachusetts;

•	Schnitzel Haus located in Hobe Sound, Florida; and

•	Unconsolidated affiliate, approximately 40% owned Bagger Dave’s Burger Tavern, Inc., operates six Bagger Dave’s restaurants in Michigan, Ohio, and Indiana.

Our objective is to build value for our shareholders in the food service industry. Following our 2021 initial public offering, our principal strategy was acquiring properties at attractive earnings multiples. During 2022, we acquired three operating restaurants and an ownership interest in Bagger Dave’s, an operator of five casual restaurants, representing an ownership interest of approximately 40% of that business as of June 29, 2025. During 2024, we acquired assets and assumed the remaining lease obligation related to the Schnitzel Haus restaurant in Hobe Sound, Florida. We recently announced we are working with our financial advisors to explore strategic options, which may involve a potential merger opportunity, which could significantly reduce or eliminate our focus on the restaurant industry.

 Strategy

We are seeking to increase value for our shareholders. On August 4, 2025, the Company announced that it has been working with its investment bankers to evaluate and pursue a range of strategic initiatives, including a potential merger transaction.

We have reviewed possible transactions, including but not limited to, transactions within our original focus on the food service industry. Our Recent Development include a description of our agreement to merge with Aero Velocity Inc. For additional information see our Current Report on form 8-K filed with the SEC on December 1, 2025.

The Company has also announced that its 40.7% owned affiliate, Bagger Dave's Burger Tavern, Inc. (OTC Markets: BDVB), is in the process of negotiating for the sale of five of its six operating Bagger Dave's restaurant locations. pursuant to this previously announced plan, Bagger Dave's has received an offer to purchase five of the six locations and is currently evaluating this offer and Bagger Dave's is also evaluating a non-binding letter of intent to purchase one of the five location from another party. The purchase offer is subject to review and negotiations among the parties with a goal of completing this the sale of Bagger Dave’s restaurant assets before the end of 2025.

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Recent Developments

Announcement of Merger

On September 2, 2025, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) among BT Brands, Aero Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of BT Brands (“Merger Sub”), and Aero Velocity Inc., a Delaware corporation (“Aero”). BT Brands, Merger Sub and Aero are sometimes referred to individually as a “Party” and collectively as the “Parties.”

Pursuant to the terms of the Merger Agreement, at the effective time, Merger Sub will merge with and into Aero (the “Merger”), with Aero surviving the Merger as a direct, wholly owned subsidiary of BT Brands (the “Surviving Corporation”).

In connection with the Merger Agreement and the Merger, the following, among other things, will take place:

•

all of the outstanding shares of Aero common stock (“Aero Common Stock”), will be converted into the right to receive an aggregate of 10,110 shares of Series A-1 Convertible Preferred Stock of BT Brands and Series A-2 Convertible Preferred Stock of BT Brands having an aggregate stated value of $101,100,000 which shall be issued to Aero stockholders pro rata, based on the number of shares of Aero Common Stock held by the Aero stockholders as of the closing of the Merger (the “Merger Consideration”); At closing, it is expected that Aero shareholders and its advisor will own approximately 89% of the outstanding equity of the merged company and BT Brands, Inc. shareholders and its advisor will own approximately 11% of the outstanding equity; and

•

At the effective time of the Merger, ATW Partners, LLC (“ATW”), the principal stockholder of Aero, and its designees will invest a minimum of $3 million up to a maximum of $5  million in a private placement of shares of BT Brands’ Series B Convertible Preferred Stock (the “Concurrent Financing”).

The Merger Agreement contemplates that prior to closing of the transactions contemplated thereby, we will complete a restructuring pursuant to which we will form a wholly-owned Wyoming subsidiary (“BT Group”), to which we will transfer all of our assets and liabilities (the “Restructuring”). It is then contemplated that we will distribute BT Group to the holders of our common stock (the “Spin-Off”), or to the holders of our common stock and the holders of our warrants, at such future date as determined by our board of directors. No holder of preferred stock will be entitled to receive any shares of BT Group in the Spin-Off.

The obligations of the parties to consummate the Merger are subject to the approval of the Merger Agreement and related matters by our shareholders, the approval of the listing of the Surviving Corporation’s common stock by Nasdaq, and certain other conditions set forth in the Merger Agreement. Accordingly, there can be no assurance that the Merger will be completed.  While the completion of the Merger remains subject to substantial conditions, we have incorporated by reference in this prospectus certain information about Aero, which we urge you to consider carefully.

On September 3, 2025, we filed a Current Report on Form 8-K which describes, among other things, the Merger and the material terms known to the parties at the time of the Series A-1 Convertible Preferred Stock and Series A-2 Convertible Preferred Stock to be issued to Aero stockholders in the Merger and the material terms of the Concurrent Financing known to the parties at the time.

On December 1, 2025, we filed a Current Report on Form 8-K which describes the business of Aero that includes (i) audited financial statements of Aero as of June 5, 2024 and December 31, 2023 and for the period ended June 5, 2024 and the six months ended December 31, 2023, (ii) unaudited pro forma condensed combined financial statements and notes thereto that present the unaudited pro forma condensed combined balance sheets of BT Brands and Aero as of September 30, 2025 and the unaudited pro forma condensed combined statements of operations of BT Brands and Aero as of and for the nine months ended September 30, 2025 and for the year ended December 31, 2024, and (iii) an Aero Velocity Inc. Corporate Investor Deck as of November 24, 2025.

Share Repurchase Program

On June 6, 2024, we authorized a stock repurchase program, under which we may repurchase up to 625,000 shares, or approximately 10.0%, of our currently issued and outstanding common stock (the “2024 Share Repurchase Program”). We have not established any maximum aggregate price to be paid for shares that we repurchase. As of December 29, 2024, we had repurchased 306,394 shares, including 91,394 shares under the 2024 Share Repurchase Program. We may purchase up to an additional 533,606 shares under the 2024 Share Repurchase Program. We are purchasing the shares with available cash. We may purchase shares of our common stock from time to time, in amounts, at prices, and at such times as we deem appropriate, subject to market conditions, legal requirements and other considerations. Our purchases may be executed using open market purchases, unsolicited or solicited privately negotiated transactions, or other transactions. The 2024 Share Repurchase Program does not obligate us to repurchase any specific number of shares and may be suspended, modified, or terminated at any time without prior notice. The 2024 Share Repurchase Program does not contain a time limitation during which repurchases are permitted to occur.

Upon the announcement of a potential merger transaction, we suspended the 2024 Share Repurchase Program. Prior to suspending the 2024 Share Repurchase Program, we had not purchased any shares of common stock under the 2024 Share Repurchase Program during 2025.

Implications of Being a “Smaller Reporting Company”

We are a smaller reporting company as defined in the Exchange Act. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) the market value of our voting and non-voting common stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our voting and non-voting common stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report and have reduced disclosure obligations regarding executive compensation, and if we are a smaller reporting company with less than $100 million in annual revenue, we would not be required to obtain an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

Corporate Information

The Company’s principal executive offices are located at 10501 Wayzata Blvd South, Suite 102, Minnetonka, MN 55305, and our telephone number is (307) 274-3055. The Company’s website address is www.itsburgertime.com. Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and is not considered part of, this prospectus supplement. You should not rely on any information on that website in making your decision to purchase shares of our common stock.

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THE OFFERING

Issuer	BT Brands, Inc.

Common stock to be offered by us pursuant to this prospectus supplement	Shares of our common stock having an aggregate offering price of up to $3,565,880.

Common stock to be outstanding after the offering

Up to 7,844,714 shares of our common stock (as more fully described in the notes following this table), assuming sales of approximately $3,565,880, or 1,689,990 shares of our common stock in this offering at an assumed offering price of $2.11 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on  October 2, 2025. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of offering

“At the market offering” as defined in Rule 415(a)(4) pursuant to which we may, issue and sell shares of our common stock, from time to time through or to Maxim, acting as our agent or principal. See the section of this prospectus supplement entitled “Plan of Distribution.”

Use of proceeds

We currently intend to use the net proceeds from this offering for working capital, acquisitions, capital expenditures and other general corporate purposes. If the Spin-Off is completed as intended, we expect that the net proceeds from this offering will be transferred to BT Group and will not be available for use in Aero’s business. See the section of this prospectus supplement entitled “Use of Proceeds.” If the Spin-Off is completed as intended, we expect that the net proceeds from this offering will be transferred to BT Group and will not be available for use in Aero’s business.

Risk factors

You should read the “Risk Factors” section of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to purchase shares of our common stock.

Nasdaq Capital Market Trading Symbol	BTBD

Unless we indicate otherwise, all information in this prospectus supplement is based on 6,154,724 shares of our common stock outstanding as of November 14, 2025. The number of shares outstanding as used throughout this prospectus supplement, unless otherwise indicated, excludes, as of November 14, 2025:

• 281,750 shares of our common stock issuable upon the exercise of outstanding stock options, with a weighted-average exercise price of $2.35 per share;

• 2,746,838 shares of our common stock issuable upon exercise of outstanding warrants, with an exercise price of $5.50 per share;

• 718,250 additional shares of our common stock reserved for future issuance under our equity incentive plan;

• 250,000 shares potentially issuable under the Company’s 2023 Contingent Incentive Share Award grant to senior management;

• 100,000 shares issuable under a consulting agreement with an advisor to the Company at $2.50 per share; and

• 192,000 shares issuable to underwriters of the Company’s IPO under a warrant expiring November 12, 2026 to purchase common stock at $5.50 per share.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of any outstanding options or warrants to purchase our common stock.

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RISK FACTORS

Before you make a decision to invest in our securities, you should consider carefully the risks described below, together with other information in this prospectus supplement and the information incorporated by reference herein, including any risk factors contained in our annual and other reports filed with the SEC. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

Risks Related to this Offering

Our management will have broad discretion over the use of proceeds from this offering and may not use the proceeds effectively.

Our management will have broad discretion over the use of proceeds from this offering. We intend to use the net proceeds from this offering, if any, for working capital, acquisitions, capital expenditures and other general corporate purposes. If the Spin-Off is completed as intended, we expect that the net proceeds from this offering will be transferred to BT Group and will not be available for use in Aero’s business. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds, if any, may be used for corporate purposes that do not improve our operating results or enhance the value of our common stock. The failure of our management to use these funds effectively could have a material adverse effect on our business and cause the market price of our common stock to decline. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing instruments and U.S. government securities. These investments may not yield a favorable return to our stockholders.

The Company’s stock price has fluctuated in the past and may be volatile in the future, and as a result, investors in our common stock could incur substantial losses.

Our stock price has fluctuated in the past, has recently been volatile, and may be volatile in the future. Over the last twelve months, the reported closing price of our common stock on the Nasdaq Capital Market has ranged from a high of $3.03 on September 3, 2025 to a low of $1.00 on May 16, 2025. Volatility in the price of our common stock can be attributable to a number of factors. For example, we may incur rapid and substantial decreases in our stock price in the foreseeable future that are unrelated to our operating performance or prospects. The stock market has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, investors may experience losses on their investment in our common stock. The market price for our common stock may be influenced by many factors, including the following:

•	actual or anticipated fluctuations in comparable restaurant sales or operating results, whether in our operations or in those of our competitors;
•	changes in financial estimates or opinions by research analysts, either with respect to us or other quick-service restaurant companies;
•	our failure to integrate new restaurants that we develop or acquire into our corporate framework or our failure to operate any such new restaurants profitably;
•	any failure to meet investor or analyst expectations;
•	the public’s reaction to our press releases, other public announcements and our filings with the SEC;
•	actual or anticipated changes in domestic or worldwide economic, political or market conditions, such as recessions;
•	changes in the consumer spending environment;
•	changes in laws or regulations, or new interpretations or applications of laws and regulations, that are applicable to our business;
•	changes in accounting standards, policies, guidance, interpretations or principles;
•	short sales, hedging and other derivative transactions in the shares of our common stock;
•	future sales or issuances of our common stock, including sales or issuances by us, our directors or executive officers and our significant stockholders;

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•	our dividend policy;
•	changes in the market valuations of other restaurant companies;
•	actions by stockholders;
•	various market factors or perceived market factors, including rumors, involving us, our suppliers and distributors, whether accurate or not;
•

announcements by us or our competitors of new locations, menu items, technological advances, significant acquisitions, strategic partnerships, divestitures, joint ventures or other strategic initiatives;

•	a loss of a key member of management; and
•

other events or factors, including those resulting from such events, or the prospect of such events, including war, terrorism and other international conflicts, public health issues including health epidemics or pandemics, and natural disasters such as hurricanes, floods, fires, earthquakes, tornadoes or other adverse weather and climate conditions, whether occurring in the United States or elsewhere, could disrupt our operations, disrupt the operations of our suppliers or result in political or economic instability.

These broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance. Since the stock price of our common stock has fluctuated in the past, has been volatile recently and may be volatile in the future, investors in our common stock could incur substantial losses. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against the Company, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect its business, financial condition, results of operations and growth prospects. There can be no guarantee that our stock price will remain at current prices or that future sales of our common stock will not be at prices lower than those sold to investors.

Additionally, recently, securities of certain companies have experienced significant and extreme volatility in stock price due to short sellers of shares of common stock, known as a “short squeeze.” These short squeezes have caused extreme volatility in those companies and in the market and have led to the price per share of those companies to trade at a significantly inflated rate that is disconnected from the underlying value of the company. Many investors who have purchased shares in those companies at an inflated rate face the risk of losing a significant portion of their original investment as the price per share has declined steadily as interest in those stocks has abated. While the Company has no reason to believe its shares would be the target of a short squeeze, there can be no assurance that it won’t be in the future, and you may lose a significant portion or all of your investment if you purchase our shares at a rate that is significantly disconnected from its underlying value.

If you purchase shares of our common stock sold in this offering, you will experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may in the future issue additional equity securities or securities convertible into or exchangeable for equity securities, which may result in additional dilution to investors.

The price per share of our common stock being offered may be higher than the net tangible book value per share of our outstanding common stock prior to this offering. Assuming that an aggregate of 1,689,990 shares of our common stock are sold at a price of $2.11 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on October 2, 2025, new investors in this offering will incur immediate dilution of $0.84 per share, representing the difference between our as adjusted net tangible book value per share as of the fiscal quarter ended September 28, 2025 after giving effect to this offering and the assumed price. For a more detailed discussion of the foregoing, see the section entitled “Dilution” elsewhere in this prospectus supplement. To the extent that our outstanding stock options or warrants are exercised, there will be further dilution to new investors.

Our need for future financing may result in the issuance of additional securities which will cause investors to experience dilution.

Our cash requirements may vary from those now planned depending upon numerous factors. There are no commitments by any person for future financing. Our securities may be offered to other investors at a price lower than the price per share offered to current stockholders, or upon terms which may be deemed more favorable than those offered to current stockholders. In addition, the issuance of securities in any future financing may dilute an investor’s equity ownership and have the effect of depressing the market price for our securities. Moreover, we may issue derivative securities, including options and/or warrants, from time to time, to procure qualified personnel or for other business reasons. The issuance of any such derivative securities, which is at the discretion of our Board of Directors, may further dilute the equity ownership of our stockholders.

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We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. No assurance can be given as to our ability to procure additional financing, if required, and on terms deemed favorable to us.

Upon exercise of our outstanding options or warrants, we will be obligated to issue a substantial number of additional shares of common stock, which will dilute our existing shareholders.

We are obligated to issue additional shares of our common stock in connection with any exercise or conversion, as applicable, of outstanding options and warrants. As of September 28, 2025, there were options and warrants outstanding convertible into an aggregate of 3,570,588 shares of our common stock. The exercise of warrants or options will cause us to issue additional shares of our common stock and will dilute the percentage ownership of its shareholders. In addition, we have in the past, and may in the future, exchange outstanding securities for other securities on terms that are dilutive to the securities held by other shareholders not participating in such an exchange.

We have additional securities available for issuance, which, if issued, could adversely affect the rights of the holders of our common stock.

Our Articles of Incorporation, as amended, authorizes the issuance of 150,000,000 shares of our common stock and 2,000,000 shares of preferred stock. In certain circumstances, shares of our common stock, as well as the awards available for issuance under our equity incentive plans, can be issued by our Board of Directors, without stockholder approval. Any future issuances of such stock would further dilute the percentage ownership of us held by holders of our common stock and preferred stock. In addition, the issuance of certain securities, including pursuant to the terms of our stockholder rights plan, may be used as an “anti-takeover” device without further action on the part of our stockholders, and may adversely affect the holders of the common stock.

Because we do not intend to declare cash dividends on our shares of common stock in the foreseeable future, stockholders must rely on appreciation of the value of our common stock for any return on their investment.

We have never declared or paid cash dividends on our common stock. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends in the foreseeable future. As a result, we expect that only appreciation of the price of our common stock, if any, will provide a return to investors in this offering for the foreseeable future.

Resales of our common stock in the public market during this offering by our stockholders may cause the market price of our common stock to fall.

We may issue shares of our common stock from time to time in connection with this offering. This issuance from time to time of these new shares of our common stock, or our ability to issue these shares of our common stock in this offering, could result in resales of our common stock by our current stockholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our common stock.

S-6

The shares of common stock offered under this prospectus supplement and documents incorporated by reference into this prospectus supplement may be sold in an “at the market offering,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares under this prospectus supplement and documents incorporated by reference into this prospectus supplement at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience declines in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares of common stock we may issue under the Equity Distribution Agreement and the aggregate proceeds resulting from those sales, at any one time or in total, is uncertain.

Subject to certain limitations in the Equity Distribution Agreement and compliance with applicable law, we have the discretion to deliver a notice to Maxim at any time throughout the term of Equity Distribution Agreement. The number of shares that are sold through Maxim after delivering a notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with Maxim in any applicable notice, and the demand for our common stock during the sales period. Because the price of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares of common stock that will ultimately be issued by us under the Equity Distribution Agreement or aggregate proceeds to be raised in connection with those sales.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur as a result of our utilization of our shelf registration statement, our Equity Distribution Agreement with Maxim or otherwise could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or the market perception that we are permitted to sell a significant number of our securities would have on the market price of our common stock.

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USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate gross sales proceeds of up to $3,565,880, from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Equity Distribution Agreement as a source of financing.

We currently intend to use the net proceeds, if any, from the sales of shares of our common stock offered by this prospectus supplement for working capital, capital expenditures and other general corporate purposes. If the Spin-Off is completed as intended, we expect that the net proceeds from this offering will be transferred to BT Group and will not be available for use in Aero’s business. We have broad discretion in determining how the proceeds of this offering will be used, and our discretion is not limited by the aforementioned possible uses. Our Board of Directors believes the flexibility in application of the net proceeds is prudent.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to be received from this offering. The amounts and timing of our actual expenditures will depend on numerous factors including our operating costs and the amount of funding, if any, received by us. Accordingly, our management will have broad discretion in the application of the net proceeds, and investors will be relying on the judgment of management regarding the application of the net proceeds from the offering. We may find it necessary or advisable to reallocate the net proceeds of this offering; however, any such reallocation would be substantially limited to the categories set forth above as we do not intend to use the net proceeds for other purposes. Pending such uses set forth above, we plan to invest the net proceeds in government securities and other short-term investment grade, marketable securities.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock and we do not currently intend to pay any cash dividends on our common stock in the foreseeable future. We expect to retain all available funds and future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends, if any, on our common stock will be at the discretion of our Board of Directors and will depend on, among other factors, our results of operations, financial condition, capital requirements and contractual restrictions.

DILUTION

Our net tangible book value as of September 28, 2025 was approximately $6,608,896, or $1.07 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of September 28 2025 (or 6,154,724 shares). Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the sale of $3,565,880 of our common stock that may be offered in this offering at an assumed offering price of $2.11 per share, which was the closing price of our common stock on the Nasdaq Capital Market on October 2, 2025, and after deducting Maxim’s fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of the quarter ended September 28, 2025 would have been approximately $9,967,800 or $1.27 per share. This represents an immediate increase in net tangible book value of $0.20 per share to existing stockholders and an immediate dilution of $0.84 per share to new investors purchasing shares of common stock in this offering. The following table illustrates this per share dilution:

Assumed public offering price per share	$2.11
Actual net tangible book value per share as of September 28, 2025,	1.07
Increase in net tangible book value per share attributable to this offering	0.20
As adjusted net tangible book value per share as of September 28, 2025, after giving effect to this offering	1.27
Dilution per share to new investors purchasing shares of our common stock in this offering	0.84

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The above discussion and table are based on 6,154,724 shares of our common stock outstanding as of November 14, 2025, as adjusted for the adjustments set forth above and excludes, as of September 28, 2025:

•	281,750 shares of our common stock issuable upon the exercise of outstanding stock options, with a weighted-average exercise price of $2.35 per share;

•	2,746,838 shares of our common stock issuable upon exercise of outstanding warrants, with an exercise price of $5.50 per share;

•	718,250 additional shares of our common stock reserved for future issuance under our equity incentive plan;

•	250,000 shares potentially issuable under the Company’s 2023 Contingent Incentive Share Award grant to senior management;

•	100,000 shares issuable under a consulting agreement with an advisor to the Company at $2.50 per share; and

•	192,000 shares issuable to underwriters of the Company’s IPO under a warrant expiring November 12, 2026 to purchase common stock at $5.50 per share.

The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options to purchase our common stock or outstanding warrants to purchase shares of our common stock. To the extent that any of these outstanding options or warrants are exercised or we issue additional shares under our equity incentive plans, there will be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We entered the Original EDA with Maxim under which we may sell shares of our common stock from time to time through Maxim as the Sales Agent. On November 21, 2025, we entered into an amendment to the Equity Distribution Agreement (the “EDA Amendment”) with Maxim to increase the maximum amount of common stock that we may issue and sell under the Equity Distribution Agreement from $3,005,000 to $3,565,880; provided, however, that in no event will we issue or sell through the Sales Agent such number of shares of common stock that would cause us or the offering of the shares of common stock to not satisfy the eligibility and transaction requirements for use of Form S-3 (including General Instruction I.B.6 of Form S-3). As of the date of this prospectus supplement, we have not sold any shares of our common stock pursuant to the Equity Distribution Agreement.

The following summary of the material provisions of the Equity Distribution Agreement does not purport to be a complete statement of its terms and conditions. The Original EDA has been filed as an exhibit to our Current Report on Form 8-K dated December 16, 2024 and the EDA Amendment has been filed as an exhibit to our Current Report on Form 8-K dated November 25, 2025. In accordance with the terms of the Equity Distribution Agreement, we may sell shares of our common stock for an aggregate offering price of up to $3,565,880 from time to time through or to the Sales Agent, acting as sales agent or principal, subject to certain limitations, including the number or dollar amount of shares registered under the registration statement to which the offering relates. The sales, if any, of shares made under the Equity Distribution Agreement will be made by any method that is deemed an “at the market offering” as defined in Rule 415 promulgated under the Securities Act. We may instruct the Sales Agent not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the Sales Agent may suspend the offering of common stock upon notice and subject to other conditions.

Each time we wish to issue and sell common stock under the Equity Distribution Agreement, we will notify the Sales Agent of the number or dollar value of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed such designated Sales Agent, unless such Sales Agent declines to accept the terms of the notice, such Sales Agent has agreed to use its commercially reasonable efforts consistent with such agent’s normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Sales Agent under the Equity Distribution Agreement to sell our common stock is subject to a number of conditions that we must meet.

We will pay the Sales Agent commission for its services in acting as agent in the sale of common stock. The Sales Agent will be entitled to a commission equal to 3.0% of the gross proceeds from the sale of common stock offered hereby. In addition, we have agreed to reimburse the Sales Agent upon request for its actual, reasonable and documented out-of-pocket costs and expenses incurred in connection with the Equity Distribution Agreement, including the settlement and DTC fees, and the actual and documented fees and out-of-pocket expenses of its legal counsel, in an amount not to exceed: (i) $10,000 prior to the initial filing of the Registration Statement; (ii) $40,000 in connection with establishment of the Offering, and (iii) $5,000 per calendar quarter. In accordance with Financial Industry Regulatory Authority, Inc. Rule 5110, these fees and reimbursed expenses are deemed sales compensation in connection with this offering. We expect that, not including any payments to the Sales Agent as outlined in the Equity Distribution Agreement, the total costs for the offering will be $100,000.

S-9

Settlement for sales of common stock will generally occur on the first full trading day following the date on which any sales are made, or on some other date that is agreed upon by us and the Sales Agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The actual proceeds to us will vary depending on the number of shares sold and the prices of such sales. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions, and proceeds to us, if any, are not determinable at this time.

In connection with the sale of the common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agent against certain civil liabilities, including liabilities under the Securities Act and Exchange Act.

Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agents may agree upon. There is no arrangement for funds to be received in escrow, trust, or similar arrangement.

The offering of our common stock pursuant to this prospectus supplement will terminate upon the earlier of (i) the sale of all of our common stock provided for in this prospectus supplement or (ii) termination of the Equity Distribution Agreement as provided therein.

This prospectus supplement and the at-the-market offering prospectus in electronic format may be made available on a website maintained by the Sales Agent and the Sales Agent may distribute this prospectus supplement electronically.

The foregoing does not purport to be a complete statement of the terms and conditions of the Equity Distribution Agreement. The Original Equity Distribution Agreement has been filed as an exhibit to our Current Report on Form 8-K dated December 16, 2024 and the EDA Amendment has been filed as an exhibit to our Current Report on Form 8-K dated November 25, 2025.

Other Relationships

The Sales Agent and/or its affiliates have and may in the future provide, various investment banking and other financial services for us, for which services they have received and may in the future receive customary fees. From time to time, the Sales Agent and its affiliates may also effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. However, except as disclosed in this prospectus supplement, we have no present arrangements with the Sales Agent for any further services. To the extent required by Regulation M, the Sales Agent will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

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LEGAL MATTERS

The validity of the securities being offered by this prospectus supplement is being passed upon for us by Ruffa & Ruffa, P.C., Long Beach, New York, which is acting as securities counsel to BT Brands, Inc. The Sales Agent is being represented in connection with this offering by Harter Secrest & Emery LLP, Rochester, New York.

EXPERTS

The consolidated financial statements of BT Brands, Inc. appearing in BT Brands, Inc.’s Annual Report (Form 10-K) for the years ended January 1, 2023 and December 29, 2024, have been audited by Boulay PLLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference.  Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of Aero Velocity Inc. appearing in BT Brands’ Current Report on Form 8-K filed with the SEC on December 1, 2025 to disclose the business of Aero Velocity Inc., described above under the heading “Recent Developments- Announcement of Merger,” have been audited by Barton CPA PLLC, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE TO FIND ADDITIONAL INFORMATION

We have filed with the SEC a “shelf” registration statement on Form S-3, including exhibits, schedules and amendments filed with the registration statement, of which this prospectus supplement is a part, under the Securities Act with respect to the common stock that may be offered by this prospectus supplement. This prospectus supplement is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information with respect to our company and the common stock that may be offered by this prospectus supplement, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus supplement as to the contents of any contract or other document referred to in this prospectus supplement are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus supplement is qualified in all respects by the exhibit to which the reference relates.

We are subject to the informational requirements of the Exchange Act and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The registration statement of which this prospectus supplement forms a part, including the exhibits and schedules to the registration statement, and the reports, statements or other information we file with the SEC are all available on the SEC’s website at http://www.sec.gov. You may also access our SEC filings free of charge on our website at http://www.itsburgertime.com. You should not consider information on our website to be part of this prospectus supplement.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus supplement. Statements in this prospectus supplement regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.”

This prospectus supplement incorporates by reference the documents set forth below that have been previously filed or furnished, as applicable, with the SEC:

•

Our Annual Report on Form 10-K for the fiscal year ended December 29, 2024, as filed with the SEC on March 31, 2025, and amended by Amendment No. 1 to the Annual Report on Form 10-K for the fiscal year ended December 29, 2024 on Form 10-K/A, as filed with the SEC on May 1, 2025;

•

Our Quarterly Reports on Form 10-Q for the quarters ended September 28, 2025, as filed with the SEC on November 17, 2025, June 29, 2025, as filed with the SEC on August 19, 2025 and March 30, 2025, as filed with the SEC on May 14, 2025;

•	Our Current Report on Form 8-K filed with the SEC on September 3, 2025;

•	Our Current Report on Form 8-K filed with the SEC on November 25, 2025;

•	Our Current Report on Form 8-K filed with the SEC on December 1, 2025; and

•	The description of our common stock contained in Exhibit 4.5 of our Form 10-K for the year ended December 29, 2024, filed with the SEC on March 31, 2025.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made (i) on or after the date of the initial filing of the registration statement of which this prospectus supplement forms a part and prior to effectiveness of such registration statement, and (ii) on or after the date of this prospectus supplement but prior to the termination of the offering (i.e., until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus supplement forms a part has been withdrawn). Information in such future filings updates and supplements the information provided in this prospectus supplement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus supplement is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus supplement but not delivered with the prospectus supplement, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

BT Brands, Inc.

10501 Wayzata Blvd S

Suite 102

Minnetonka, MN  55305

(307) 274-3055

Website: www.itsburgertime.com

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

You may also access these documents, free of charge, on the SEC’s website at www.sec.gov or on our website at www.itsburgertime.com/corporate. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus supplement or any accompanying prospectus supplement.

You should rely only on information contained in, or incorporated by reference into, this prospectus supplement and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement or incorporated by reference into this prospectus supplement. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such an offer or solicitation.

THE INFORMATION CONTAINED ON, OR ACCESSIBLE THROUGH, OUR WEBSITE IS NOT INCORPORATED INTO AND DOES NOT CONSTITUTE A PART OF THIS PROSPECTUS SUPPLEMENT.

S-12

Up to $3,565,880

 of Common Stock

Prospectus Supplement

Maxim Group LLC

December 1, 2025